EXHIBIT 10.17

                              APRIL 2001 AMENDMENT
                                     TO THE
                              MAC-GRAY CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN

         The Mac-Gray Corporation 1997 Stock Option and Incentive Plan (the "Plan"), is hereby amended as follows:

1. Section 3(c) is hereby deleted in its entirety and the following substituted therefor:

         "(c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity and which results in the change in control of the Company, or in the event of a liquidation of the Company (in each case, a "Transaction"), all outstanding Stock Options shall automatically vest and become fully exercisable (except as the Administrator may otherwise specify with respect to particular Stock Options), and the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Stock Options: (i) provide that such Stock Options (whether vested or unvested) shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised (to the extent vested) by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then vested and exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding vested Stock Options in exchange for the termination of such Stock Options. In the event Stock Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Administrator, to exercise all Stock Options that become vested upon the consummation of the Transaction, subject to the consummation of the Transaction."

2. Except as so amended, the Plan in all other respects, is hereby confirmed.

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IN WITNESS WHEREOF, this April 2001 Amendment is effective as of this 10th day of April, 2001.



MAC-GRAY CORPORATION


By:     /s/ Stewart Gray MacDonald, Jr.
       -----------------------------------------------
       Stewart Gray MacDonald, Jr.
       Chief Executive Officer